UNITED STATES
SECURITIES and EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of report (Date of earliest event reported)               May 17, 2005

FLUSHING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

000-24272
(Commission File Number)

DELAWARE
(State or other jurisdiction of incorporation)

11-3209278
(I.R.S. Employer Identification Number)

1979 MARCUS AVENUE, SUITE E140, LAKE SUCCESS, NEW YORK 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
            (17 CFR 240.14d-2(b))

( )       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
            (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     On May 17, 2005, the 2005 Omnibus Incentive Plan (the "Omnibus Plan") of Flushing Financial Corporation (the "Company") was approved by stockholders at the Company's annual meeting and became effective. A description of the Company's Omnibus Plan is contained in the Company's proxy statement for its annual meeting of stockholders held on May 17, 2005 under the caption "Proposal No. 2 - Approval of the Company's 2005 Omnibus Incentive Plan" and is incorporated herein by reference. Effective with the approval of the Omnibus Plan by the Company's stockholders, no additional awards will be granted under the Company's 1996 Stock Option Incentive Plan or the Company's 1996 Restricted Stock Incentive Plan. Any outstanding awards under these plans will continue in accordance with their terms.

Also on May 17, 2005, the Company's Compensation Committee and Board of Directors approved the form of award letter for use in connection with automatic annual grants to Outside Directors of restricted stock units ("RSUs") under the Omnibus Plan. The form of award letter provides for a grant of 3,600 RSUs to each Outside Director. The RSUs vest in equal installments on each of the first three anniversaries of the grant date, subject to the Outside Director's continued service on the Company's Board to that date, with accelerated vesting upon the Outside director's retirement (as defined in the Omnibus Plan), death, disability, or upon a change in control of the Company. The RSUs will be settled by delivery of one share of the Company's common stock for each RSU, generally on or as soon as practicable after the vesting date. Each RSU award includes an award of dividend equivalents which are not subject to vesting requirements.

Item 9.01(c).    Exhibits

10.28.      2005 Omnibus Incentive Plan.(1)

(1)      Incorporated by reference to Exhibit A to the Company's definitive proxy statement on Schedule 14A filed on March 31, 2005 for the Company's annual meeting of stockholders.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: May 20, 2005	By:	/s/ David W. Fry
David W. Fry
	Title:	Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
10.28	2005 Omnibus Incentive Plan.(1)

(1)     Incorporated by reference to Exhibit A to the Company's definitive proxy statement on Schedule 14A filed on March 31, 2005 for the Company's annual meeting of stockholders.